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                                                               EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 33-60925) and related Prospectus of ProNet Inc. for the registration of $100,000,000 of 11-7/8% Senior Subordinated Notes due 2005 and to the incorporation by reference therein of our report dated September 17, 1993, with respect to the combined financial statements of Contact Communications, Inc. and its Affiliated Companies included in ProNet Inc.'s Current Report on Form 8-K/A dated March 1, 1994, both filed with the Securities and Exchange Commission.



                           /s/ Schneider, Ehrlich & Wengrover
                          ---------------------------------------------------
                          SCHNEIDER, EHRLICH & WENGROVER
                          (successor firm to Hiltzik, Schneider, Ehrlich & Co.)


October 2, 1995
Great Neck, New York